Exhibit 99.1

Company Contact:

Geri Weinfeld

ir@tessera.com

(818) 436-1231

February 22, 2017

TESSERA HOLDING CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Company Announces New Name and Stock Ticker Symbol: Xperi Corporation (XPER)

San Jose, Calif., (February 22, 2017) — Tessera Holding Corp. (Nasdaq: TSRA) (the “Company” or “we”) today announced financial results for the fourth quarter and full year ending December 31, 2016. Total revenue for the fourth quarter of 2016 was $70.1 million. GAAP net loss for the fourth quarter of 2016 was $9.3 million, or $0.19 per basic share, and non-GAAP net income was $23.3 million, or $0.45 per diluted share.

“2016 was a transformational year with the combination of Tessera and DTS, which today we are excited to have rebranded as Xperi, reflecting our new vision of bringing together digital and physical experiences in smart, connected and personalized ways,” said Tom Lacey, chief executive officer. “While the transaction and related accounting had a significant impact on the fourth quarter results, the effect is transitory and does not reflect the underlying cash flow strength of the business. We are pleased to report the integration of DTS is on track and we are confident in our ability to realize the full benefits of the transaction. Notably, the audio and imaging businesses reached new revenue milestones in 2016 and our IP business delivered the highest recurring revenue in the last five years. Looking ahead, we are excited about the roadmap for the combined company, our momentum, and we expect to deliver strong earnings and operating cash flow in 2017.”

Fourth Quarter 2016 Results

Total revenue was $70.1 million in the fourth quarter of 2016, compared with revenue of $61.8 million in the fourth quarter of 2015. Revenue in the fourth quarter was partially impacted by the timing of the execution of an agreement which was signed in early Q1 2017. Recurring revenue was $60.0 million in the fourth quarter of 2016, compared with recurring revenue of $60.8 million in the fourth quarter of 2015. Fourth quarter 2016 revenue included $10.1 million of episodic revenue, compared with episodic revenue of $1.0 million in the fourth quarter of 2015.

Operating expenses were $75.6 million in the fourth quarter of 2016, up from $28.4 million in the fourth quarter of 2015. The year-over-year increase is primarily due to costs associated with the acquisition of DTS, including transaction costs, one month of expenses, and higher amortization and stock-based compensation. Collectively, these expenses represented $40.0 million.

Net loss was $9.3 million, or $0.19 loss per basic share, compared with net income for the fourth quarter of 2015 of $22.8 million, or $0.44 per diluted share.

Non-GAAP net income for the fourth quarter of 2016 was $23.3 million, or $0.45 per diluted share, compared with non-GAAP net income in the fourth quarter of 2015 of $29.7 million, or $0.57 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquisition and related expenses, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, expense reductions from insurance recoveries and related tax effects, using an estimated 31 percent effective tax rate on the pretax earnings of the Company.

Full Year 2016 Financial Results

Total revenue was $259.6 million for the year ended December 31, 2016, as compared with $273.3 million for the year ended December 31, 2015. Total recurring revenue for 2016 was $243.8 million as compared with $242.3 million for 2015.

Operating expenses totaled $170.2 million for 2016 as compared with $111.1 million for 2015. Net income was $56.1 million, or $1.12 per diluted share in 2016, as compared with $117.0 million, or $2.23 per diluted share in 2015, including a $6.3 million reversal of a deferred tax valuation allowance. Non-GAAP net income per share was $2.06 for 2016, compared with $2.55 for 2015.

Balance Sheet

Cash, cash equivalents and short-term investments were $113.0 million as of December 31, 2016, a decrease of $268.7 million from December 31, 2015. The decline in cash for the fiscal year was due to share repurchases of $67.7 million, the payment of $39.2 million of dividends and cash paid in connection with the fourth quarter 2016 acquisition of DTS, Inc. As a result of the acquisition, the Company has $600.0 million in debt as of December 31, 2016.

Dividends

On January 25, 2017, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on March 22, 2017 to stockholders of record on March 1, 2017.

Financial Guidance

Including the impact of purchase accounting, the Company’s guidance for the first quarter of 2017 is as follows:

•	Total revenue is expected to be between $60 million and $63 million;

•	GAAP loss per share is expected to be between ($0.53) and ($0.48) per share;

•	Non-GAAP loss per share is expected to be between ($0.15) and ($0.09) per share.

The Company’s full-year 2017 guidance, including the impact of purchase accounting, is as follows:

•	Total revenue between $370 million to $445 million;

•	Cost of revenue expense between $5 million to $10 million;

•	R&D expense between $90 million to $100 million;

•	SG&A expense between $100 million to $110 million;

•	Litigation expense between $20 million to $35 million;

•	Amortization expense between $112 to $117 million;

•	Stock-based compensation expense between $27 to $32 million;

•	Acquisition and related expense of approximately $15 million;

•	Interest expense and the amortization of debt-related financing cost between $27 to $28 million.

New Company Name and Stock Ticker Symbol

The Company announced it has changed its name to Xperi Corporation. The Company’s common stock will officially begin trading under the new Nasdaq stock ticker symbol, XPER, effective at the market open on February 23, 2017.

Conference Call Information

The Company will hold its fourth quarter ended December 31, 2016, earnings conference call at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Wednesday, February 22, 2017. To access the call in the U.S., please dial (888) 271-8602, and for international callers dial (913) 312-1466, approximately 10 minutes prior to the start of the conference call. The conference ID is 5468520. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days. An audio replay of the call will also be available to investors beginning at 5 p.m. Pacific Time, February 22, 2017 through 5 p.m. Pacific Time, March 1, 2017. You can register for the replay by clicking here and entering 5468520.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect the Company’s financial results and guidance, the achievement of the full benefits of the DTS transaction and the expected strong earnings and cash flows in 2017. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets that the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Tessera Holding Corporation

Tessera Holding Corporation is the parent company of DTS, FotoNation, Invensas and Tessera. We are one of the world’s leading product and technology licensing companies. Our technologies and intellectual property are deployed in areas such as premium audio, computational imaging, computer vision, mobile computing and communications, memory, data storage, 3D semiconductor interconnect and packaging. We invent smart sight and sound technologies that enhance and help transform the human connected experience.

For more information, call +1 408-321-6000 or visit www.tesseraholdingcorporation.com.

Tessera, DTS, FotoNation, Invensas and their respective logos, are trademarks or registered trademarks of affiliated companies of Tessera Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, restructuring and other exit costs, acquisition and related expenses, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, expense reductions from insurance recoveries and related tax effects, using an estimated 31 percent effective tax rate on the pretax earnings of the Company. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) and non-GAAP earnings per share to GAAP earnings per share guidance for the first quarter of 2017.

SOURCE TESSERA HOLDING CORPORATION

TSRA-E

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TESSERA HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$65,626	$22,599
Short-term investments	47,379	359,145
Accounts receivable, net	15,863	1,784
Unbilled contract receivable	51,923	—
Other current assets	19,150	28,130

Total current assets	199,941	411,658

Property and equipment, net	38,855	3,748
Intangible assets, net	541,879	95,089
Long-term deferred tax assets	2,742	15,649
Goodwill	382,963	10,136
Other assets	20,056	3,072

Total assets	$1,186,436	$539,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,531	$1,090
Accrued legal fees	7,505	2,621
Accrued liabilities	29,086	10,262
Current portion of long-term debt	6,000	—
Deferred revenue	895	6,805

Total current liabilities	51,017	20,778

Long-term deferred tax liabilities	32,565	255
Long-term debt, net	577,239	—
Other long-term liabilities	17,830	3,162

Stockholders’ equity:
Common stock	59	58
Additional paid-in capital	644,194	599,186
Treasury stock	(300,114)	(229,513)
Accumulated other comprehensive income	(148)	(1,437)
Retained earnings	163,794	146,863

Total stockholders’ equity	507,785	515,157

Total liabilities and stockholders’ equity	$1,186,436	$539,352

TESSERA HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Royalty and license fees	$70,135	$61,836	$259,565	$273,300

Total revenue	70,135	61,836	259,565	273,300

Operating expenses:
Cost of revenue	313	196	551	566
Research, development and other related costs	15,740	8,400	44,738	32,181
Selling, general and administrative	37,315	10,560	72,065	43,592
Amortization	13,744	6,051	31,870	20,624
Litigation expense	8,531	3,176	20,953	14,135

Total operating expenses	75,643	28,383	170,177	111,098

Operating income (loss) from continuing operations	(5,508)	33,453	89,388	162,202
Interest expense and other income and expense, net	(1,145)	1,260	1,327	3,432

Income before income taxes from continuing operations	(6,653)	34,713	90,715	165,634
Provision for income taxes	2,649	11,869	34,626	48,517

Income (loss) from continuing operations	(9,302)	22,844	56,089	117,117
Loss from discontinued operations, net of tax	—	(33)	—	(101)

Net income (loss)	$(9,302)	$22,811	$56,089	$117,016

Income (loss) per share:
Income (loss) from continuing operations:
Basic	$(0.19)	$0.45	$1.14	$2.26

Diluted	$(0.19)	$0.44	$1.12	$2.23

Loss from discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.00

Diluted	$0.00	$0.00	$0.00	$0.00

Net income (loss):
Basic	$(0.19)	$0.45	$1.14	$2.26

Diluted	$(0.19)	$0.44	$1.12	$2.23

Cash dividends declared per share	$0.20	$0.20	$0.80	$0.80

Weighted average number of shares used in per share calculations-basic	48,603	50,817	49,187	51,802

Weighted average number of shares used in per share calculations-diluted	48,603	51,435	50,190	52,586

TESSERA HOLDING CORPORATION

RECONCILIATION TO NON-GAAP INCOME FROM CONTINUING OPERATIONS FROM

GAAP NET INCOME FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP income (loss) from continuing operations	$(9,302)	$22,844	$56,089	$117,117
Adjustments to GAAP net income (loss):

Stock-based compensation - research, development and other related costs	3,042	1,200	7,104	4,004
Stock-based compensation - selling, general and administrative	7,019	1,860	13,997	8,024

Amortization of acquired intangibles	13,744	6,051	31,870	20,624
Insurance settlement	—	—	(5,000)	—
Acquisition transaction costs	9,339	—	11,100	—
Severance and retention bonus from DTS acquisition	7,336	—	7,336	—
Non-GAAP tax adjustments and other	(7,837)	(2,302)	(15,774)	(13,370)

Non-GAAP net income from continuing operations	$23,341	$29,653	$106,722	$136,399

Non-GAAP net income from continuing operations per common share - diluted	$0.45	$0.57	$2.06	$2.55

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation - diluted	51,321	52,383	51,884	53,554

TESSERA HOLDING CORPORATION

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Episodic	$10,100	$1,000	$15,786	$31,000
Recurring	60,035	60,836	243,779	242,300

Total revenue	$70,135	$61,836	$259,565	$273,300

TESSERA HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Three Months Ended Mar. 31, 2017
	Low		High
Earnings per share – GAAP		$(0.53)	$(0.48)

Acquisition-related transaction costs		0.09	0.09
Stock based compensation		0.13	0.13
Amortization of intangible assets		0.58	0.58

Subtotal GAAP adjustments		0.80	0.80

Income tax effect and other		(0.42)	(0.41)

Effect on earnings per share		0.38	0.39

Earnings per share - non-GAAP	$	(0.15)	$(0.09)